UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2017

Jasmin Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-213425	30-08343441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identifica-tion No.)

1900 Avenue Of The Stars, Los Angeles, CA 90067
(Address of Principal Executive Offices)

310.843.9300
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On September 8, 2017, Jean-Paul Chavanaz, our previous sole officer and director and majority shareholder, entered into stock purchase agreements for the sale of an aggregate of 2,000,000 shares of Common Stock of the Company, representing approximately 79% of the issued and outstanding shares of Common Stock of the Company as of such date, to six non-U.S. accredited investors, Hengfei Yang, Zhiyuan Zhang, Gang Wang, Tongtong Wang, Yuancheng Fan and Yuanhang Hu, and one U.S. accredited investor, WP Acquisition Company, LLC (the "Purchase Agreements").  The Purchase Agreements were fully executed and delivered on September 11, 2017.  Hengfei Yang and WP Acquisition Company, LLC acquired approximately 24% and 30% of the issued and outstanding shares of the Company, respectively, and the remaining acquiring shareholders acquired approximately 9% of the outstanding shares each.  Consequently, although Hengfei Yang and WP Acquisition Company, LLC are not part of an affiliated group, they are collectively now able to unilaterally control the election of our board of directors, all matters upon which shareholder approval is required and, ultimately, the direction of our Company.

In addition, on September 11, 2017, Jean-Paul Chavanaz submitted his resignation from all executive officer positions with the Company, including Chief Executive Officer and President, effective immediately.  In addition, Jean-Paul Chavanaz submitted his resignation as a member of the Board, which resignation is effective immediately.   On September 11, 2017, Hengfei Yang was appointed as Chief Executive Officer, Chief Financial Officer, sole Director, and Richard Rappaport was appointed Secretary, each effective immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)   Resignation of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(a).

There were no disagreements between Mr. Chavanaz and us or any officer or director of the Company.

(b) Resignation of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(b).

(c) Appointment of Directors

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(c).

(d) Appointment of Officers

The disclosures set forth in Item 5.01 above are incorporated by reference into this Item 5.02(d).

The business background descriptions of the newly appointed officer and directors are as follows:

Hengfei Yang
Chief Executive Officer and Director

Prior to joining the Company, Mr. Yang was the Co-founder and Chief Executive Officer of Beijing Glory Universal Pictures Ltd. From December 2016 – Present.  He was also the Founder, Director and Chief Business Officer of Shanghai Shenmao International Trade Co., Ltd., focused on cosmetics products from May 2013 – Present and the Founder and Chief Executive Officer of Shanghai Dynamic Energy Develop Co., Ltd. Focused on automobile power system. (January 2017 - Present).  Previously, he was the Founder of Shanghai Misengi Shihui Management Co., Ltd. and Vice Chairman of Shanghai Bathing Business Association (September 2009 - December 2013).

Mr. Yang graduated from Dalian University of Technology in July 2003.

Richard Rappaport
Secretary

Mr. Rappaport founded WestPark Capital in 1999 in Los Angeles, California. Prior to founding WestPark, Mr. Rappaport had over 22 years of extensive experience in the small cap investment banking and securities markets. Throughout his career he has completed the financings of hundreds of companies, both in the United States and around the world. Before founding WestPark Capital he was the Managing Director of Investment Banking at internationally based Global Capital Securities, and was Managing Director of Investment Banking at Joseph Charles & Associates from 1995 to 1999. At both firms he was in charge of the Investment Banking departments and responsible for all aspects of the firms' corporate finance activities.

From 1987 to 1995, Mr. Rappaport was Managing Director at a Beverly Hills based boutique Investment Bank. He was responsible for all aspects of the firm's public offerings, including new business development. During this period he completed over 25 public offerings and numerous private transactions.

Mr. Rappaport received his B.S. in Business Administration from the University of California at Berkeley, and his M.B.A. from the University of California at Los Angeles. At UCLA, Mr. Rappaport was a recipient of the Wittenberg-Livingston Fellowship and a member of the Beta Gamma Sigma Business Honorary Society.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jasmin Corp.

Date: September 13, 2017	By:	/s/ Hengfei Yang
Name: Hengfei Yang
Title: Chief Executive Officer